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                      AMENDMENT TO MASTER DISTRIBUTION AGREEMENT

     This AMENDMENT (the "Amendment") is made and entered into this 6th day of November, 1998 (the "Amendment Date"), by and between Intek Global Corp. ("Intek"), a corporation organized under the laws of the State of Delaware with principal offices at 214 Carnegie Center, Suite 304, Princeton, New Jersey 08540-6237, NRTC LLC ("NRTC"), a limited-liability company organized under the laws of the Commonwealth of Virginia with principal offices at 2201 Cooperative Way, Suite 400, Herndon, Virginia 20171, and the National Rural Telecommunications Cooperative ("NRTC Corporate"), a non-profit cooperative association organized under the laws of the District of Columbia with principal offices at 2201 Cooperative Way, Suite 400, Herndon, Virginia 20171.

                                     RECITALS:

     WHEREAS, Intek and NRTC entered into a Master Distribution Agreement dated September 4, 1998 (the "'Distribution Agreement") pursuant to which the parties agreed to provide for the distribution by NRTC to its Members of the equipment and expertise of Intek and its affiliates in the construction and operation of wireless communications systems in the 220-222 MHz band (the "220 MHz Band") pursuant to licenses granted by the Federal Communications Commission (the "FCC");

     WHEREAS, pursuant to the FCC's auction of Phase II 220 MHz Band licenses, affiliates of each of the parties have acquired the rights to operate on new frequencies and in new geographic areas in the 220 MHz Band;

     WHEREAS, the parties have agreed to further define their rights and obligations pursuant to the distribution of Intek products and services to NRTC and its members and now are desirous of further memorializing in this Amendment their current understandings;

     NOW, THEREFORE, in consideration of the foregoing and of the respective representations, warranties, agreements and conditions contained herein, the parties hereto agree as follows:

1. Except to the extent that a new definition is provided in this Amendment, all Capitalized terms used herein shall have the meaning defined for such terms in the Distribution Agreement.

2. Amendment to Section 2. Section 2.2 of the Distribution Agreement is hereby amended by adding Subsection (d) as follows:

     (d) For purposes of this Amendment the "Roamer Marks" shall mean the trademark "RoameR One" and the tradename "RoameR One" and similar variations thereof and all registration, application and renewals thereof in the U.S. and all logos, whether or not registered, used in the U.S. in connection therewith. The Members in each State in the Exclusive Territory who purchased whole state 220 MHz rights from NRTC (or its affiliate, NRTC Corporate) shall notify Intek no later than January 1, 1999 (or such later date as the parties may agree) of their intention to use the Roamer Marks in connection with the distribution of Company Products in their State. Any authorized Member who purchased whole state 220 MHz rights from NRTC (or its affiliate, NRTC Corporate) which elects to use the Roamer Marks in a State (a "Participating Member") in the Exclusive Territory shall pay royalties annually to Intek in the amount of $15,000 plus $500 for each base station constructed within that State up to maximum annual royalty due of $25,000 for each State. Intek and all Participating Members shall execute License Agreements, which Agreements shall provide for support of the use of the Roamer Marks by Intek as described in Schedule 1 to this Amendment. The License Agreements shall further provide for use of the Roamer Marks by the Participating Member subject to the continuing rights of Intek and existing RoameR dealers to use such Roamer Marks and the payment of the royalties by the Participating Member. Intek and any NRTC Member (a "Non-Participating Member") or non-member associate of NRTC Corporate (including NRTC and NRTC Corporate each) who desires to use the Roamer Marks on a non-exclusive, non-statewide and royalty-free basis shall enter into Dealer Agreements, which Agreements shall on a most favored nation basis provide, among other things, the Non-Participating Member (and NRTC and/or NRTC Corporate each) a non-exclusive license to use the Roamer Marks within that Member's or entity's service area. The License Agreements and the Dealer Agreements shall also provide Intek with the right to take such actions as are necessary to protect the Roamer Marks, including the right to approve all promotional materials bearing the Roamer Marks and the right to terminate the license upon the misuse of the Roamer Marks by a Member or upon the provision of service by a Member employing the Roamer Marks not in accordance with acceptable industry practices and standards.

3.   Amendment to Section 4.  Sections 4.2 (f) and 4.2 (g) of the
Distribution Agreement are hereby deleted in their entirety and shall be of no further force and effect.

4.   Joint Development.

     Intek and NRTC have agreed as follows with respect to the use and joint development of the J, K and L Block licenses: (a) the Nationwide K Block License shall be available for use during the term of the Development Agreements, as defined below, by Intek and NRTC, respectively, and their affiliates, subsidiaries, members and subscribers as follows: Intek shall designate up to fifty (50) of the 100 top MSAs not in the Exclusive Territory and five (5) of the channel pairs shall be available for use by Intek, and five (5) of the channel pairs shall be available for use by NRTC in the selected MSAs, with all channel pairs available for use by NRTC outside the selected MSAs; (b) the Nationwide L Block License shall be available for three years following grant of the license for the use and development by Intek and NRTC of national wireless communications opportunities employing Intek's Linear Modulation ("LM") technology and equipment, or such other technology and equipment as may be mutually agreed by the parties; and (c) the Regional J Block Licenses shall be available for three years following the grant of the licenses for the use and development by Intek and NRTC of wireless communications systems employing Intek's LM technology and equipment, or such other technology and equipment as may be mutually agreed by the parties as follows: Intek shall designate up to ten of the top 100 MSAs not in the Exclusive Territory in each Region and eight (8) of the channel pairs shall be available for use by Intek and seven of the channel pairs shall be


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available for use by NRTC in the selected MSAs, with all channel pairs available for use by NRTC outside the selected MSAs. The parties use and development of the licenses pursuant to this Section shall be subject to all applicable FCC Rules, regulations and policies. Intek and NRTC shall each use their best reasonable efforts to negotiate and agree on Joint Development Agreements (the "Development Agreements") for the joint development and use by the parties and their affiliates, subsidiaries and members of the Nationwide K and L Block FCC Licenses and the Regional J Block FCC Licenses incorporating these provisions. The Development Agreement shall further provide that if after three years from the date of grant of the J Block licenses satisfactory progress towards construction of the licenses in response to FCC construction requirements and market demands has not been made, then Intek and NRTC shall each hold an option to terminate the J Block Development Agreement and purchase the J Block licenses and all associated J Block assets held by the other party for a payment in the amount of $1,018,250.00 plus the book value of any systems or equipment then operated by the other party or its Members, subsidiaries and affiliates on such frequencies. The Development Agreements shall provide for cooperation between the parties in the construction of facilities on the J, K and L Block licenses in an efficient manner to timely satisfy the construction requirements of Sections 90.767 and 90.769 of the FCC's Rules.

5. Each of Intek and NRTC hereby restate and confirm as of the Amendment Date the truth and accuracy in all material respects of the representations and warranties contained in Section 6 of the Distribution Agreement.

6. NRTC Corporate is hereby made a party to the Distribution Agreement for such purposes as expressly indicated herein.


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

     In Witness Whereof, the parties have hereunto set their hands and seals this 6th day of November, 1998.


                                   NATIONAL RURAL TELECOMMUNICATIONS COOPERATIVE


                                   /s/
                                   ---------------------------------------------
                                   By:



                                   INTEK GLOBAL CORP.


                                   /s/
                                   ---------------------------------------------
                                   By:




                                   NRTC LLC


                                   /s/
                                   ---------------------------------------------
                                   By:


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